Exhibit 10.18

HOULIHAN LOKEY, INC.

DIRECTOR COMPENSATION PROGRAM

Eligible Directors (as defined below) on the board of directors (the “Board”) of Houlihan Lokey, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Director Compensation Program (this “Program”).  The cash and equity compensation described in this Program shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who (i) is not an employee of the Company or any parent or subsidiary of the Company and (ii) is not appointed to the Board by either ORIX USA Corporation or the trust established under that certain Voting Trust Agreement, by and among the Company, certain stockholders of the Company and the trustees thereto, as may be amended (each, a “Eligible Director”), who may be eligible to receive such cash or equity compensation, unless such Eligible Director declines the receipt of such cash or equity compensation by written notice to the Company.

This Program shall become effective upon the closing of the Company’s initial public offering of its Class A common stock (the “IPO Closing Date”) and shall remain in effect until it is revised or rescinded by further action of the Board.  This Program may be amended, modified or terminated by the Board at any time in its sole discretion.  No Eligible Director shall have any rights hereunder, except with respect to equity awards granted pursuant to Section 2 of this Program.

1.                                    Cash Compensation.

a.                                     Annual Retainers.  Effective upon the IPO Closing Date, each Eligible Director shall be eligible to receive an annual cash retainer of $62,500 for service on the Board.

b.                                    Payment of Retainers.  The annual cash retainers described in Section 1(a) above shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than thirty days following the end of each calendar quarter.  In the event an Eligible Director does not serve as an Eligible Director for an entire calendar quarter, the retainer paid to such Eligible Director shall be prorated for the portion of such calendar quarter actually served as an Eligible Director.  For the avoidance of doubt, no Eligible Director will receive any annual cash retainer (or portion thereof) under Section 1(a) above with respect to services provided to the Company prior to the IPO Closing Date.

2.                                    Equity Compensation.  Eligible Directors shall be granted the equity awards described below.  The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2016 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”) and may be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms approved by the Board prior to or in connection with grant.  All applicable terms of the Equity Plan apply to this Program as if fully set forth herein, and all grants of equity awards hereby are subject in all respects to the terms of the Equity Plan.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Company’s 2015 Incentive Award Plan.

a.                                     IPO Restricted Stock Awards.  Each Eligible Director serving on the Board as of the IPO Closing Date automatically shall be granted, on the IPO Closing Date, a Restricted Stock award covering a number of shares of Class A common stock equal to $100,000, divided by the initial public offering price of a share of Class A common stock, rounded to the nearest whole share and subject to adjustment as provided in the Equity Plan.  The awards described in this Section 2(a) shall be referred to herein as the “IPO Awards”.

b.                                    Annual Common Stock Awards.  An Eligible Director who is serving on the Board as of April 30 of a calendar year following the IPO Closing Date automatically shall be granted, on such April 30, an Award of Common Stock covering a number of shares of Class A common stock equal to $62,500, divided by the Fair Market Value of a share of Class A common stock on the applicable grant date, rounded to the nearest whole share and subject to adjustment as provided in the Equity Plan.  The awards described in this Section 2(c) shall be referred to herein as the “Annual Awards”.  Each Annual Award shall be vested in full on the applicable grant date.

c.                                     Vesting of IPO Awards.  Each IPO Award shall vest on the first anniversary of the applicable grant date, subject to the Eligible Director continuing in service as an Eligible Director through the vesting date.  In addition, each IPO Award held by an Eligible Director shall vest in full upon a Termination of Service due to the Eligible Director’s death or disability, in either case, to the extent outstanding at the relevant time.  Unless otherwise determined by the Board, and except as provided in the immediately preceding sentence, no portion of an IPO Award that is unvested at the time of an Eligible Director’s Termination of Service on the Board shall become vested thereafter.